UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 2, 2010

GARB OIL & POWER CORPORATION
(Exact name of registrant as specified in its charter)

Utah	0-26999	87-0296694
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

1588 South Main Street, Suite 200
Salt Lake City, Utah		84115
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		(801) 832-9865

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03—AMENDMENTS IN ARTICLES OF INCORPORATION OR BYLAWS;
CHANGE IN FISCAL YEAR

On February 2, 2010, our Board of Directors adopted a resolution changing the date of the Company's financial statements from June 30 to December 31.  The directors believe that the change will benefit the Company. Also, the Company has two subsidiaries which have year-end reporting periods.

The date of the new fiscal year end is December 31, 2009, and the financial statements as of December 31, 2009, will be filed in a Report on Form 10-K.  We will not file a report on Form 10-Q for the three month and six month period ending December 31, 2009.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following is filed as an exhibit to this report:

Exhibit No.	Description	Location

3.1	Article of Incorporation	Previously Filed Form 10
3.2	Bylaws	Previously filed Form 10
10.1	Employment Agreement with John Brewer	Previously filed Form 10
10.2	Agreement with Giant Tire Recyclers, Inc.	Previously filed (10-KSB, 6-30-97)x
10.3	Project Development and Construction Agreement With Trenergy, Inc.	Previously filed (8-K, 5-11-98)
10.4	Extension Agreement with Giant Tire Recyclers,Inc.	Previously filed (10-KSB, 6-30-01)
10.5	Agreement between Garbalizer Corporation and the Company.	Previously filed (10-KSB, 6-30-04)
10.6	Employment Agreement with Louis J. Zant	Previously filed (8-K, 6-20-05)
21.1	List of Subsidiaries	Previously filed (10-KSB, 6-30-95)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Garb Oil & Power Corporation
Registrant

Dated: February 2, 2010	By:	/s/ Matthew Shepard
Matthew Shepard, President